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EXHIBIT 23

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statements Nos. 33-40935, 33-41068, 333-9774 and 333-10044 of Koninklijke Ahold N.V. on Form
S-8 and in Registration Statements Nos. 333-8832, 333-9376 and 333-71383 of Koninklijke Ahold N.V. on Form F-3 of our report dated March 9, 1999 appearing in this Annual Report on Form 20-F of Koninklijke Ahold N.V. for the year ended January 3, 1999.

Deloitte & Touche
Registeraccountants

April 12, 1999
Amsterdam, The Netherlands

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